UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2012

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13A Leningradsky Prospekt Moscow, Russia	125284
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6347

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2012, CTC Media, Inc. (the “Company”) announced that its Board of Directors has appointed Nikolay Surikov to serve as the Company’s Chief Financial Officer, effective October 1, 2012.

Mr. Surikov, age 37, served as Chief Financial Officer of VTB Factoring Ltd. from 2009 to 2012. From 2004 to 2008, he served as Director of Corporate Reporting for Mobile TeleSystems. From 1996 to 2004, Mr. Surikov held numerous positions at Ernst & Young, including several years as a Manger of Assurance and Compliance in both Italy and Russia. Mr. Surikov is a Certified Public Accountant and received a Master’s degree in Economics, with Honors, from St. Petersburg State University of Finance and Economics.  There are no family relationships between Mr. Surikov and any director or executive officer of the Company.

Under the terms of Mr. Surikov’s Employment Agreement he is entitled to an annual base salary of US$350,000, less all applicable Russian federal and local taxes and withholdings, to be converted to and paid in Russian rubles at the exchange rate in effect on October 1, 2012.  From January 1, 2014, such salary may be adjusted from time to time in accordance with normal business practice and upon the mutual agreement of Mr. Surikov and the Company.

Mr. Surikov is also eligible under the terms of his Employment Agreement for an annual cash performance bonus equal to up to sixty percent (60%) of his base salary, less all applicable Russian federal and local taxes and withholdings, subject to the achievement of performance targets to be set annually by the Board of Directors. For the year ending December 31, 2012, Mr. Surikov is eligible for a discretionary target award of up to one hundred percent (100%) of his base salary pro-rata, less all applicable Russian taxes and withholdings, subject to achievement of performance targets.

The Board of Directors intends to grant to Mr. Surikov an equity award in connection with his new position. The terms of such award have not yet been determined.

A copy of the Company’s press release, dated October 1, 2012, announcing Mr. Surikov’s appointment as Chief Financial Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(c)   Exhibits

99.1         Press release dated October 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: October 2, 2012	By:	/s/ Boris Podolsky
		Name:	Boris Podolsky
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 1, 2012.